       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 2000
                                                     REGISTRATION NO. 333-_____
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                              GLACIER BANCORP, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   81-0519541
  (State or other jurisdiction of               (I.R.S. employer identification
   incorporation or organization)                           no.)

          P.O. BOX 27, 49 COMMONS LOOP, KALISPELL, MONTANA 59903-0027
                                 406) 756-4200
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                                 ---------------


                  MOUNTAIN WEST BANK RESTATED STOCK OPTION PLAN
                              (Full title of plan)

                                 ---------------

                          Copies of communications to:

STEPHEN M. KLEIN, ESQ.                          MICHAEL J. BLODNICK
Graham & Dunn P.C.                              P. O. Box 27
1420 Fifth Avenue, 33rd Floor                   49 Commons Loop
Seattle, Washington  98101                      Kalispell,  Montana  59903-0027
(206) 340-9648                                  (406) 756-4200

                                   CALCULATION OF REGISTRATION FEE
          ---------------------------------------------------------------------------------------------
                                                                      Proposed
                                                   Proposed maximum   maximum
          Title of              Amount             offering           aggregate          Amount of
          securities to be      to be              price              offering           registration
          registered            registered         per share (1)      price (1)          fee
          ----------            -----------        -------------      ---------          ------------
          Common shares, $.01    (2)135,731        $14.69             $1,993,888         $526.39
          par value
          ---------------------------------------------------------------------------------------------

Notes:
    1. Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended ("Securities Act"), the price per share is estimated to be $14.69 based upon the average of the high ($15.25) and the low ($14.125) trading prices of the common stock, $.01 par value per share ("Common Stock") of Glacier Bancorp, Inc. (the "Registrant") as reported on the Nasdaq Stock Market on May 4, 2000.

    2. Shares of Registrant's Common Stock issuable upon exercise of options outstanding under the Mountain West Bank Restated Stock Option Plan (the "Plan"), together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock, as provided in Rule 416(a) under the Securities Act.

             PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed below are incorporated by reference in the Registration Statement. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") prior to Registrant's filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

        (c) The description of the Common Shares contained in the Proxy Statement/Prospectus dated December 17, 1999 and included in the Registration Statement on Form S-4 (Registration No. 333-90701) filed by Bancorp on November 10, 1999, including any amendments or reports filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the shares offered pursuant to the Plan will be passed upon by Graham & Dunn, PC, 1420 Fifth Avenue, 33rd Floor, Seattle, Washington 98101.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

        Article VI of Glacier Bancorp, Inc.'s ("Glacier") Bylaws requires the indemnification of any person made or threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Registrant or any predecessor of the Registrant, or is or was serving at the request of the Registrant or any predecessor of the Registrant as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement in connection with such action, suit or proceeding to the fullest extent authorized under Section 145 of the DGCL; provided however, that the Registrant will not be liable for any amounts due in connection with a settlement of any action, suit or proceeding effected without the Registrant's prior written consent, or any action, suit or proceeding initiated by any person seeking indemnification pursuant to the Bylaws without the prior written consent of the Registrant.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

        Article 8 of Glacier's Certificate of Incorporation provides that the personal liability of the Registrant's directors and officers for monetary damages shall be eliminated to the fullest extent permitted by the DGCL as it exists or may thereafter be in effect. Any amendment to, modification or repeal of such Article 8 shall not adversely affect the rights provided thereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to any such amendment, modification or repeal.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

 Exhibit Number                             Description
 -------------                              ------------
       5.1               Opinion of Graham & Dunn, P.C., Registrant's legal counsel, regarding legality of the Common Stock being registered.
      23.1               Consent of Graham & Dunn (included in Exhibit 5.1).
      23.2               Consent of KPMG LLP.
      24.1               Powers of Attorney (see the Signature Page and certified resolutions of the Registrant's Board of Directors).
      99.1               Mountain West Bank Restated Stock Option Plan.
      99.2               Plan and Agreement and Merger among Registrant, Mountain West Bank and
                         New Mountain West Bank, dated as of September 9, 1999(1).

------------------
(1) Incorporated by referenced from Exhibit 2.1, to Registrant's Registration Statement on Form S-4 (Registration No. 333-90701)

ITEM 9.  UNDERTAKINGS.

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, State of Montana, on the 26th day of April, 2000.

                               GLACIER BANCORP, INC.


                                   By  /s/ Michael J. Blodnick
                                     -------------------------
                                       Michael J. Blodnick
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes and appoints Michael J. Blodnick and James H. Strosahl, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 26th day of April, 2000.

    Signature                                      Title
    ---------                                      -----
   /s/ Michael J. Blodnick                      President, Chief Executive Officer and Director
------------------------------------            (Principal Executive Officer)
Michael J. Blodnick


  /s/  James H. Strosahl                        Executive Vice President and CFO
------------------------------------            (Principal Financial and Accounting Officer)
James H. Strosahl


  /s/ John S. MacMillan                           Chairman of the Board
------------------------------------
John S. MacMillan

                                                  Director
------------------------------------
William L. Bouchee

                                                  Director
------------------------------------
Allen J. Fetscher

  /s/ Fred J. Flanders                            Director
------------------------------------
Fred J. Flanders

  /s/ Jon W. Hippler                              Director
------------------------------------
Jon W. Hippler

                                                  Director
------------------------------------
L. Peter Larson

  /s/ F. Charles Mercord                          Director
------------------------------------
F. Charles Mercord

  /s/ Everit A. Sliter                            Director
------------------------------------
Everit A. Sliter

  /s/ Harold A. Tutvedt                           Director
------------------------------------
Harold A. Tutvedt


                                INDEX OF EXHIBITS

 Exhibit Number                        Description
 --------------                        -----------
       5.1               Opinion of Graham & Dunn, P.C., Registrant's legal counsel, regarding legality of the Common Stock being registered.
      23.1               Consent of Graham & Dunn (included in Exhibit 5.1).
      23.2               Consent of KPMG LLP.
      24.1               Powers of Attorney (see the Signature Page and certified resolutions of the Registrant's Board of Directors).
      99.1               Mountain West Bank Restated Stock Option Plan.
      99.2               Plan and Agreement and Merger among Registrant, Mountain West Bank and
                         New Mountain West Bank, dated as of September 9, 1999(1).

------------------
(1) Incorporated by referenced from Exhibit 2.1, to Registrant's Registration Statement on Form S-4 (Registration No. 333-90701)